SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2007

GALAXY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 730, Denver, Colorado 80202
(Address of principal executive offices)(Zip Code)

(303) 293-2300
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On November 16, 2007, Galaxy Energy Corporation (“Galaxy”), its subsidiaries, and the holders of the senior secured convertible notes issued by Galaxy on May 31, 2005 (the “2005 Notes”) entered into an Amendment Agreement.

The Amendment Agreement amended the 2005 Notes and the related Securities Purchase Agreement to effect the following:

•	Monthly principal payments of $500,000;

•	A $6,000,000 principal payment by March 1, 2008; and

•	A final balloon payment of any remaining amounts owed under the 2005 Notes by October 1, 2008.

In addition, cash proceeds from any sales of Galaxy’s assets are to be used to repay the 2005 Notes.

The Amendment Agreement allows Galaxy to pay its subordinated debt with restricted shares of Galaxy stock that cannot be transferred or resold until the 2005 Notes are paid in full.  The fixed conversion price of the 2005 Notes will be lowered to the price used by Galaxy to pay its subordinated debt.

This summary description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the document that is filed as an exhibit hereto.

Item 9.01           Financial Statements and Exhibits

Regulation S-K Number	Document

10.1	November 2007 Amendment Agreement dated November 16, 2007 among Galaxy Energy Corporation, its subsidiaries and the investors named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
November 16, 2007	By: /s/ Christopher S. Hardesty Christopher S. Hardesty Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document

10.1	November 2007 Amendment Agreement dated November 16, 2007 among Galaxy Energy Corporation, its subsidiaries and the investors named therein